EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Complete Production Services, Inc.:
We have issued our reports dated March 17, 2006, accompanying the consolidated financial statements of Complete Production Services, Inc., as of and for the years ended December 31, 2005 and 2004, contained in Amendment No. 6 to the Registration Statement on Form S-1 and Prospectus. We consent to the use of the aforementioned report in the Registration Statement on Form S-1 and Prospectus, and to the use of our name as it appears under the caption “Experts”.
We have issued our reports dated February 1, 2005, accompanying the combined financial statements of BSI Companies, as of November 6, 2003 and December 31, 2002 and for the period from January 1, 2003 through November 6, 2003 and for the year ended December 31, 2002, contained in Amendment No. 6 to the Registration Statement on Form S-1 and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement on Form S-1 and Prospectus of Complete Production Services, Inc., and to the use of our name as it appears under the caption “Experts”.
We have issued our report dated January 27, 2005, accompanying the combined financial statements of I.E. Miller Companies, as of August 31, 2004 and for the eleven month period then ended, contained in Amendment No. 6 to the Registration Statement on Form S-1 and Prospectus. We consent to the use of the aforementioned report in the Registration Statement on Form S-1 and Prospectus of Complete Production Services, Inc., and to the use of our name as it appears under the caption “Experts”.
We have issued our report dated September 28, 2005, accompanying the consolidated balance sheet of Complete Energy Services, Inc. and subsidiaries as of December 31, 2003 and for the period from inception (November 7, 2003) through December 31, 2003, contained in Amendment No. 6 to the Registration Statement on Form S-1 and Prospectus. We consent to the use of the aforementioned report in the Registration Statement on Form S-1 and Prospectus of Complete Production Services, Inc., and to the use of our name as it appears under the caption “Experts”.
We have issued our reports dated January 31, 2006, accompanying the consolidated balance sheets of Big Mack Tank Trucks, Inc. and affiliates as of October 31, 2005 and December 31, 2004 and for the period from January 1, 2005 through October 31, 2005 and for the year ended December 31, 2004, contained in Amendment No. 6 to the Registration Statement on Form S-1 and Prospectus. We consent to the use of the aforementioned report in the Registration Statement on Form S-1 and Prospectus of Complete Production Services, Inc., and to the use of our name as it appears under the caption “Experts”.
We have issued our reports dated March 7, 2006, accompanying the balance sheets of Hyland Enterprises, Inc. as of August 31, 2004 and February 29, 2004 and for the period from March 1, 2004 through August 31, 2004 and for the year ended February 29, 2004, contained in Amendment No. 6 to the Registration Statement on Form S-1 and Prospectus. We consent to the use of the aforementioned report in the Registration Statement on Form S-1 and Prospectus of Complete Production Services, Inc., and to the use of our name as it appears under the caption “Experts”.
We have issued our reports dated February 24, 2006, accompanying the balance sheets of Monument Well Service Company and affiliates as of April 30, 2004 and December 31, 2003 and for the period from January 1, 2004 through April 30, 2004 and for the year ended December 31, 2003, contained in Amendment No. 6 to the Registration Statement on Form S-1 and Prospectus. We consent to the use of the aforementioned report in the Registration Statement on Form S-1 and Prospectus of Complete Production Services, Inc., and to the use of our name as it appears under the caption “Experts”.
/s/ Grant Thornton LLP
Houston, Texas
April 17, 2006